Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-132284) of NYSE Group, Inc. of our report dated February 28, 2007 relating to the financial statements of NYSE Group, Inc., which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

New York, New York

March 22, 2007